Exhibit 6.2(b)

                            PRECISION PLASTICS, INC.

                                 PROMISSORY NOTE

$185,000                                                           July 15, 1998

     FOR VALUE RECEIVED, the undersigned, Precision Plastics, Inc., a Nevada corporation ("Precision"), a majority owned subsidiary of Diamond Equities, Inc., a Nevada corporation ("Diamond"), promises to pay to Accurate Thermoplastics, Inc., an Arizona corporation (together with its successors and assigns, referred to as the "Payee") pursuant to the Purchase Agreement, in the manner and at the place hereinafter provided, the principal amount of One Hundred Eighty-Five Thousand Dollars ($185,000) subject to offset or reduction as provided in Article 6 below. Such sum shall be payable in one installment of One Hundred Five Thousand Dollars ($105,000) and one installment of Eighty Thousand Dollars ($80,000). The first payment will be made Ninety (90) days from the Closing Date (as that term is defined in the Purchase Agreement) ("Initial Maturity Date") and the second payment will be made One Hundred Eighty (180) days from the Closing Date ("Final Maturity Date"). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in
Article 7 below.

     Precision also promises to pay interest on the unpaid principal amount of this Note from the date of this Note until paid in full at the rate of eight percent (8.0%) per annum. Interest on this Note shall be payable in arrears on each of the Maturity Dates. All computations of interest shall be made on the basis of a 365-day year for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

                                    ARTICLE 1

                               TERMS OF REPAYMENT

     1.1 PAYMENTS. Each payment under this Note shall first be credited against costs and expenses provided for hereunder, second to the payment of accrued and unpaid interest, and the remainder shall be credited against principal. All principal due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Payee by cashier's check, certified check, or any other means of guaranteed funds to the mailing address provided below, or at such other place as Payee or any holder hereof shall designate in writing for such purpose from time to time. If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension.

     1.2 VOLUNTARY PRE PAYMENT. Precision may voluntarily prepay this Note in whole or in part at any time without penalty.
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     1.3 MANDATORY PRE-PAYMENT.

          1.3.1 If Precision is successful in procuring Acquisition Indebtedness in an amount sufficient to prepay all principal, accrued but unpaid interest, fees and all other amounts due hereunder then such amounts owed under this Note shall become immediately due and payable immediately after receipt of the proceeds of such Acquisition Indebtedness.

          1.3.2 If such Acquisition Indebtedness is not in an amount sufficient to fully satisfy the amounts due hereunder, then all of the Acquisition Indebtedness obtained shall be used to partially prepay this Note. At that time the parties hereto shall, in good faith, negotiate an amendment to this Promissory Note and the Security Agreement to evidence the remaining balance of this Note and security therefor with no loss of priority (except with respect to the Acquisition Indebtedness).

     1.4 EXEMPTION FROM RESTRICTIONS. It is the intent of Precision and Payee in the execution of this Note and the Security Agreement that the indebtedness hereunder be exempt from the restrictions of the usury laws of any applicable jurisdiction. Precision and Payee agree that none of the terms and provisions contained herein or in the Security Agreement shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of any applicable jurisdiction. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of the principal amount due hereunder or returned to Precision.

                                    ARTICLE 2

                           SECURITY AND SUBORDINATION

     2.1 SECURITY. This Note is secured under the terms of the Security Agreement which sets forth the nature and extent of the security for the Note and the rights of the holder of this Note with respect to such security. Nothing herein shall be deemed to limit the rights or remedies of Payee hereunder under the Security Agreement, or under applicable law, all of which rights and remedies are cumulative.

     2.2 AGREEMENT TO PROVIDE RELEASE. The Payee of this Note will, within seven
(7) business days of a written request by Diamond and Precision,  and subject to
Section 1.3.2 and agreement upon amendments to the Promissory Note and Security Agreement, execute whatever documents and take whatever actions are requested by Diamond and Precision and any third party lender that is providing Acquisition Indebtedness to Precision to satisfy such lender that this Note will be fully satisfied and that the Security Agreement will be released upon funding of all or a part of the Acquisition Indebtedness to Payee, or subordinate this Note, and the obligation represented thereby, and the Security Agreement solely to the Acquisition Indebtedness in the manner and to the extent requested by such lender.

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                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Precision hereby represents and warrants to Payee, as of the date hereof, as follows:

     3.1 ORGANIZATION. Precision is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business and to own and lease its properties. Precision is duly qualified to transact business in the State of Arizona and in all states and jurisdictions in which the business or ownership of property makes it necessary so to qualify (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation necessary as a practical matter).

     3.2 AUTHORIZATION. The execution, delivery and performance of this Note have been duly authorized by all necessary corporate action of Precision.

     3.3 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Precision in connection with the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby, except those WHICH HAVE been obtained or made.

                                    ARTICLE 4

                                    COVENANTS

     So long as any amount under this Note shall remain unpaid, Precision will, unless Payee otherwise consents in writing:

     4.1 ACCOUNTING RECORDS. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP");

     4.2 PAYMENT OF TAXES AND CLAIMS. Pay (i) all taxes, assessments and other governmental charges imposed upon it or any of its assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of its assets before any penalty or fine is incurred with respect thereto; PROVIDED that no such tax, charge or claim need be paid if Precision is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted;

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     4.3 COMPLIANCE  WITH LAWS.  Comply with the  requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which it is now doing business or may hereafter be doing business, and maintain all licenses and permits now held or hereafter acquired by Precision; and

     4.4 NOTICES. Promptly give written notice to Payee in reasonable detail of the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

                                    ARTICLE 5

                                     DEFAULT

     5.1 EVENTS OF DEFAULT Any of the following events shall constitute an "Event of Default" hereunder:

          5.1.1 Failure by Precision to pay the principal or interest of this Note when due and payable on the Payment Dates;

          5.1.2 Failure of Precision to perform any of the other covenants, conditions, provisions or agreements contained herein, which failure continues for a period of thirty days (30) days after written notice of default has been given by Precision to Payee;

          5.1.3 The entry of an order for relief under Federal Bankruptcy Code as to Precision or entry of any order appointing a receiver or trustee for Precision or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by Precision seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor's act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature; or

          5.1.4 Failure by Precision to pay, either partially or in full, the principal or interest of this Note concurrent with the receipt of the proceeds of any Acquisition Indebtedness.

     5.2 ACCELERATION. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Payee or any holder hereof, all sums evidenced hereby, including all principal, accrued but unpaid interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or interest should occur and be continuing with respect to this Note, the Payee or any holder hereof may declare the principal, accrued but unpaid interest, fees and all other amounts due hereunder to be immediately due and payable. In the Event of a Default due to a breach of any other covenant or term, the Payee or holder hereof may take action to accelerate this Note. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Precision occurs and is continuing, the principal of and interest on this Note will become and be immediately due and payable without any declaration or other act on the part of the Payee or any holder hereof.

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     5.3  NOTICE  BY  PRECISION.  Upon the  happening  of any  Event of  Default specified in this Article 5, that is not cured within the respective periods prescribed above, Precision shall notify Payee and any holder hereof in writing within five (5) days after the occurrence of any Events of Default.

     5.4 NO WAIVER. Failure of the Payee or any holder hereof to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

     5.5 PURSUIT OF ANY REMEDY. Payee or holder hereof may pursue any remedy under this Note without notice or presentment. The Payee or any holder hereof has the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Payee or any such holder hereof under this Note.

                                    ARTICLE 6

                     REDUCTION OR OFFSET OF PRINCIPAL AMOUNT

     6.1 REDUCTION OR OFFSET. The principal amount of this Note shall be reduced, dollar for dollar, for the full amount of any indebtedness secured by a pre-existing security interest, lien, encumbrance, mortgage or charge on the Assets or any pre-existing unsecured claim not specifically disclosed in Paragraph 1 to the Purchase Agreement, which remains outstanding on the Final Maturity Date (any such amount shall be referred to as the "Lien Reduction Amount") which Precision agrees to and does satisfy. In addition, any interest attributable to the Lien Reduction Amount shall be deducted from the accrued interest payable under this Note. However, no offset or reduction shall be made with respect to any security interests, liens, encumbrances or charges on the Assets listed on Schedule 2.1 of the Purchase Agreement. No other offset or reduction will be made.

                                    ARTICLE 7

                                   DEFINITIONS

     7.1 "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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     7.2  "ACQUISITION  INDEBTEDNESS"  means any  indebtedness of Diamond and/or
Precision whether outstanding on the date hereof (and disclosed to Payee in writing) or hereafter incurred, unless such indebtedness is PARI passu with or contractually subordinate or junior in right of payment to this Note and except indebtedness to any Affiliate of Precision which shall be junior and subordinate to this Note, which indebtedness is created in connection with or as a result of the acquisition of the Assets under the Purchase Agreement. Such Acquisition Indebtedness may include (i) one or more loans or credit facilities from one or more banks, savings and loans, trust companies, or other financial institutions or entities to Diamond or Precision, or (ii) funds raised through the sale or issuance of Diamond or Precision debt instruments.

     7.3 "ASSETS" means the assets to be purchased by Precision under the terms of the Purchase Agreement.

     7.4 "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     7.5 "PURCHASE AGREEMENT" means the Asset Purchase and Sale Agreement, dated
July  15,  1998,  by  and  among  Diamond,   Precision,   Accurate  and  certain
shareholders of Accurate.

     7.6 "SECURITY AGREEMENT" means the Security Agreement, dated July 15, 1998, between Precision and Accurate.

     7.7 "US. LEGAL TENDER" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 AMENDMENTS. No amendment or waiver of any provision of this Note, nor consent to any departure by Precision herefrom, shall in any event be effective unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.2 NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, to Precision or Payee, as applicable, at their respective addresses specified on the signature pages hereof, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied with receipt confirmed, respectively.

     8.3 NO WAIVER; REMEDIES. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All

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rights,  powers  and  remedies  of Payee in  connection  with  this Note and the
Security Agreement are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

     8.4 SEVERABILILY; HEADINGS. If any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provisions of this Note and the remaining provisions of this Note shall remain in full force and effect. Article and paragraph headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

     8.5 BINDING EFFECT; TRANSFER. This Note shall be binding upon and inure to the benefit of Precision and Payee and their respective successors and assigns. Payee may not assign or otherwise transfer, or grant participations in, this Note or all or any portion of its rights hereunder or its interest herein to any person or entity, other than Roy L. Thompson or any other entity wholly owned by such individuals, without the prior written consent of Precision which consent shall not be unreasonably withheld. Precision may not assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of Payee. Any attempted assignment by Precision or Payee in contravention of this paragraph shall be null and void and of no force or effect.

     8.6 ENFORCEMENT. It is agreed that time is of the essence of this Note and in the event of default of the terms of this Note Precision agrees to pay all costs of collection or enforcement, including a reasonable attorneys' fee and if there is a default in payment of any sum due hereunder, interest shall be due at a rate of twelve percent (12%) per annum.

     8.7 GOVERNING LAW. This note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Arizona without regard to conflicts of laws principles. The venue of any legal proceeding taken in connection with this Note will be Maricopa County, Arizona.

     8.8 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or event which with notice or lapse of time or both would become an Event of Default if such action is taken or condition exists.

     8.9 INTERPRETATION. Payee hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted more strongly against the party responsible for the drafting thereof.

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     IN WITNESS  WHEREOF,  this Note has been  issued as of date  first  written above.

                                        PRECISION PLASTICS, INC.,
                                        a Nevada corporation


                                        /s/ David D. Westfere
                                        ----------------------------------------
                                        David D. Westfere
                                        President


                                        Notice Address:
                                        Precision Plastics, Inc.
                                        Attn: David D. Westfere
                                        2010 E. University Dr., Suite 3
                                        Tempe, Arizona 85281

Mailing Address of Payee:

Accurate Thermoplastics, Inc.
1121 Gold Nugget Lane
Payson, Arizona 85541

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